EXECUTION VERSION SECOND AMENDMENT dated as of April 1, 2019 (this “Amendment”), among NSM INSURANCE GROUP, LLC, a Delaware limited liability company (the “Borrower”), NSM INSURANCE HOLDCO, LLC, a Delaware limited liability company (“Holdings”), the other LOAN PARTIES party hereto, ARES CAPITAL CORPORATION, a Maryland corporation (“Ares”), as administrative agent (in such capacity, the “Administrative Agent”), and the LENDERS party hereto. WHEREAS, reference is made to the Credit Agreement, dated as of May 11, 2018, as amended by the First Amendment, dated as of December 3, 2018 (the “Existing Credit Agreement”), among the Borrower, Holdings, the Lenders party thereto (the “Existing Lenders”), the L/C Issuers party thereto and the Administrative Agent; WHEREAS, reference is also made to the Unit Purchase Agreement dated as of April 1, 2019 (the “Embrace Acquisition Agreement”), by and among Care Providers Insurance Services, LLC, a Texas limited liability company (the “Buyer”), Cleverland Holdings LLC, an Ohio limited liability company (the “Acquired Company”), and the sellers and the seller representative party thereto, pursuant to which the Buyer will acquire all of the outstanding membership interests of the Acquired Company (the “Embrace Acquisition”); WHEREAS, in connection with the Embrace Acquisition, the Borrower has requested that, on the Second Amendment Effective Date (as defined below), (a) the Lenders party hereto and set forth on Schedule I hereto (collectively, the “Incremental Term Loan Lenders”) provide to the Borrower Incremental Term Loan Commitments in an aggregate amount equal to $20,400,000 (such Incremental Term Loan Commitments, the “Incremental Term Loan Commitments”) to make Incremental Term Loans thereunder (such Incremental Term Loans, the “Incremental Term Loans”), the proceeds of which shall be used to finance a portion of the consideration payable for the Embrace Acquisition and to pay fees and expenses in connection with the Embrace Acquisition and this Amendment (the incurrence of the Incremental Term Loans, the consummation of the Embrace Acquisition and such payment of fees and expenses is collectively referred to as the “Second Amendment Transactions”), and (b) the Administrative Agent and the Required Lenders agree to amend the Existing Credit Agreement as set forth in this Amendment (the Existing Credit Agreement, as amended hereby, the “Amended Credit Agreement”; the Existing Credit Agreement and the Amended Credit Agreement are collectively referred to as the “Credit Agreement”); WHEREAS, each Incremental Term Loan Lender is willing to extend an Incremental Term Loan Commitment and make an Incremental Term Loan in the principal amount set forth opposite its name on Schedule I hereto, and the Administrative Agent and the Existing Lenders party hereto, constituting the Required Lenders, are willing to agree to the proposed amendments set forth herein, in each case on the terms and subject to the conditions set forth herein; and WHEREAS, capitalized terms used and not defined herein shall have such meanings ascribed thereto in the Existing Credit Agreement or the Amended Credit Agreement, as the context implies. NOW, THEREFORE, the parties hereto agree as follows: SECTION 1. Incremental Term Loans. [[3901938]]

(a) Subject to the terms and conditions set forth herein, each Incremental Term Loan Lender agrees, severally and not jointly, to make Incremental Term Loans in Dollars to the Borrower on the Second Amendment Effective Date in a principal amount equal to the amount set forth opposite the name of such Incremental Term Loan Lender on Schedule I hereto. Amounts paid or prepaid in respect of the Incremental Term Loans may not be reborrowed. (b) The terms of the Incremental Term Loans shall be as set forth in the Amended Credit Agreement. Notwithstanding anything to the contrary in the Credit Agreement, the Incremental Term Loans shall initially be Eurodollar Rate Loans that have an Interest Period equal to the remaining duration of the Interest Period then applicable to the Term Loans outstanding on the Second Amendment Effective Date, and thereafter may be converted or continued as set forth in Section 2.10 of the Amended Credit Agreement. (c) On the Second Amendment Effective Date, each Lender shall, promptly after the satisfaction of the conditions set forth in Section 3 hereof, make available to the Administrative Agent at its address referred to in Section 11.11 of the Amended Credit Agreement, in immediately available funds, such Lender’s Pro Rata Share of the Borrowing of the Incremental Term Loans requested in the Borrowing Notice referred to in Section 3(f), and upon receipt thereof the Administrative Agent shall make the same available, in immediately available funds, to the Borrower. The parties hereto agree that the provisions of Sections 2.2(a), 2.2(b) and 3.2 of the Credit Agreement and, to the extent not consistent with this Amendment, the provisions of Section 2.19 of the Credit Agreement shall not apply to the making of the Incremental Term Loans. (d) The Incremental Term Loan Commitments shall automatically terminate on the earlier of (i) the making of the Incremental Term Loans on the Second Amendment Effective Date and (ii) 5:00 p.m., New York City time, on April 1, 2019. (e) Pursuant to Section 2.19 of the Credit Agreement and the definition of “Term Loans” in the Credit Agreement, the Incremental Term Loans shall be Term Loans for all purposes under the Credit Agreement and each other Loan Document. Without limiting the generality of the foregoing, (i) the Incremental Term Loans (A) shall constitute Obligations and have all of the benefits thereof and (B) shall be secured by the Liens granted to the Administrative Agent for the benefit of the Secured Parties under the Credit Agreement or any other Loan Document, and (ii) each Incremental Term Loan Lender shall have all of the rights, remedies, privileges and protections applicable to the Lenders under the Credit Agreement and the other Loan Documents. For the avoidance of doubt, the Incremental Term Loans are being incurred in reliance on clause (c) of the definition of “Incremental Cap” under the Amended Credit Agreement. SECTION 2. Amendments to Existing Credit Agreement. Effective on the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double- underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the blackline changed pages attached as Exhibit A hereto. SECTION 3. Conditions to Effectiveness. This Amendment shall become effective on the first date (the “Second Amendment Effective Date”) on which the following conditions are satisfied: (a) Amendment. The Administrative Agent shall have received from Holdings, the Borrower, each other Loan Party, each Incremental Term Lender and the Existing Lenders representing the Required Lenders either (i) a counterpart of this Amendment signed on behalf of such party or 2 [[3901938]]

(ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission) that such party has signed a counterpart of this Amendment. (b) Fees and Expenses. All reasonable and reasonably documented out-of-pocket costs and expenses payable to the Lenders under the Loan Documents and the fees payable under that certain Fee Letter dated April 1, 2019, between the Borrower and Ares, shall have been (or shall be substantially concurrently with the making of the Incremental Term Loans hereunder) paid to the extent then due; provided that, with respect to such costs and expenses, an invoice shall have been provided to the Borrower at least one Business Day prior to the Second Amendment Effective Date. (c) Secretary’s Certificates and Good Standing Certificates. The Administrative Agent shall (A) have received (i) a certificate of each Loan Party, each dated the Second Amendment Effective Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall certify that (1) attached thereto is a true and complete copy of the certificate or articles of incorporation, formation or organization (or equivalent) of such Loan Party certified by the relevant authority of its jurisdiction of organization, (2) the certificate or articles of incorporation, formation or organization (or equivalent) of such Loan Party attached thereto have not been amended (except as attached thereto) since the date reflected thereon, (3) attached thereto is a true and correct copy of the by- laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Second Amendment Effective Date, and such by-laws or operating, management, partnership or similar agreement are in full force and effect as of the Second Amendment Effective Date and (4) attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of its board of directors, board of managers, sole member or other applicable governing body authorizing the execution and delivery of this Amendment, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (B) identify by name and title and bear the signatures of the officers, managers, or directors or authorized signatories of such Loan Party authorized to sign this Amendment and (ii) a good standing (or equivalent) certificate as of a recent date for each Loan Party from the relevant authority of its jurisdiction of organization (to the extent applicable in such jurisdiction). (d) Opinion of Counsel to Loan Parties. The Administrative Agent shall have received customary legal opinions, dated the Second Amendment Effective Date, of Cravath, Swaine & Moore LLP, in its capacity as special New York counsel for the Loan Parties and Richards, Layton & Finger, PA, in its capacity as special Delaware counsel for the Loan Parties. (e) Embrace Acquisition/Equity Contribution. The Embrace Acquisition shall have been (or substantially concurrently with the making of the Incremental Term Loans hereunder will be) consummated on the terms and conditions set forth in the Embrace Acquisition Agreement. Parent and certain management investors shall have made (or substantially concurrently with the borrowing of the Incremental Term Loans hereunder will make) a contribution of cash equity to Holdings in an aggregate amount not less than $58.8 million. (f) Notice of Borrowing. The Administrative Agent shall have received, not later than 1:00 p.m. (New York time) on the third Business Day prior to the Second Amendment Effective Date, an executed Notice of Borrowing, provided that such Notice of Borrowing (i) may be conditioned on the consummation of the Embrace Acquisition on the date specified therein as the date of borrowing of the Incremental Term Loans, (ii) shall be consistent with the second sentence of Section 2(b) hereof and (iii) shall not require any representations or warranties to be set forth therein. (g) Officer’s Certificate. The Administrative Agent shall have received an executed certificate of a Responsible Officer of the Borrower, dated the Second Amendment Effective Date, to the 3 [[3901938]]

effect that (i) the conditions precedent in paragraph (e) of this Section 3 shall have been satisfied, (ii) the representations and warranties set forth in Section 4 hereof are true and correct and (iii) the Consolidated Total Leverage Ratio as of December 31, 2018, calculated on a Pro Forma Basis after giving effect to the Second Amendment Transactions (including the effectiveness of the amendments contemplated by Section 2 hereof), does not exceed 4.10:1.00. (h) Solvency. The Administrative Agent shall have received a solvency certificate in the form of Exhibit J to the Existing Credit Agreement from the chief financial officer (or other officer with equivalent duties) of the Borrower, dated as of the Second Amendment Effective Date. (i) KYC. To the extent requested by the Administrative Agent not less than ten (10) days prior to the Second Amendment Effective Date, the Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act. SECTION 4. Representations and Warranties. The Borrower, on behalf of itself and the other Loan Parties, represents and warrants to the Administrative Agent and each Lender party hereto that (a) after giving effect to this Amendment and the Second Amendment Transactions, the Specified Representations in the Amended Credit Agreement are true and correct in all material respects as of the Second Amendment Effective Date or, to the extent that any such representation and warranty specifically refers to a given date or period, it is true and correct in all material respects as of such date or for such period, provided that, for purposes of this clause (a), the reference in Section 4.6 of the Amended Credit Agreement to the “Related Transactions” shall be deemed, mutatis mutandis, to refer to the Second Amendment Transactions, and (b) after giving effect to this Amendment and the Second Amendment Transactions, no Default or Event of Default has occurred and is continuing as of the Second Amendment Effective Date. SECTION 5. Reaffirmation. Each of the Loan Parties, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (b) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security, for or otherwise guaranteed, the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations. SECTION 6. Miscellaneous. (a) This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof. 4 [[3901938]]

(b) The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder. (c) The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment. (d) Except as expressly provided by this Amendment, all of the terms and provisions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of any Loan Party that would require the waiver or consent of the Lenders. (e) This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. (f) This Amendment shall be deemed to be a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment. (g) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. [Signature Pages Follow] 5 [[3901938]]

AO MIDDLE MARKET CREDIT L.P. By: OCM Middle Market Credit G.P. Inc., as general partner By: Name: Title: By: Name: Title: [Second Amendment Signature Page]

SCHEDULE I Incremental Term Loan Commitments Incremental Term Lender Incremental Term Loan Commitment ARES CAPITAL CORPORATION $4,551,256.39 ARES CENTRE STREET PARTNERSHIP, L.P. $706,782.80 AO MIDDLE MARKET CREDIT L.P. $3,842,865.78 AC AMERICAN FIXED INCOME IV, L.P. $4,345,804.45 FEDERAL INSURANCE COMPANY $825,470.17 NATIONWIDE LIFE INSURANCE COMPANY $122,244.83 NATIONWIDE MUTUAL INSURANCE $183,367.24 COMPANY GREAT AMERICAN INSURANCE COMPANY $153,194.89 GREAT AMERICAN LIFE INSURANCE $459,584.66 COMPANY ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES OF SALI MULTI- $147,979.36 SERIES FUND, L.P. ARES ND CSF HOLDINGS LLC $818,215.45 ADF I HOLDINGS LLC $651,038.99 BOWHEAD IMC L.P. $742,720.84 AN CREDIT STRATEGIES FUND, L.P. $689,327.34 ARES EUROPEAN CREDIT STRATEGIES $53,267.52 FUND VIII (BUMA), L.P. ARES JASPER FUND HOLDINGS, LLC $2,106,879.29 TOTAL $20,400,000.00

EXHIBIT A AMENDMENTS TO CREDIT AGREEMENT [Attached] [[3901938]]

EXECUTION VERSION CREDIT AGREEMENT Dated as of May 11, 2018, as amended by First Amendment to Credit Agreement, dated as of December 3, 2018, among NSM INSURANCE GROUP, LLC, as the Borrower, NSM INSURANCE HOLDCO, LLC, as Holdings, ARES CAPITAL CORPORATION, as Administrative Agent, and THE LENDERS AND L/C ISSUERS PARTY HERETO FROM TIME TO TIME ♦ ♦ ♦ ARES CAPITAL MANAGEMENT LLC, as Sole Bookrunner and Sole Lead Arranger and LAKE FOREST BANK & TRUST COMPANY, N.A., as Documentation Agent [[3901999]]

This CREDIT AGREEMENT, dated as of May 11, 2018, as amended as of on the First Amendment Effective Date, is entered into among NSM INSURANCE GROUP, LLC, a Delaware limited liability company (the “Borrower”), NSM INSURANCE HOLDCO, LLC, a Delaware limited liability company (“Holdings”), the LENDERS, the L/C ISSUERS and ARES CAPITAL CORPORATION (“Ares”), as administrative agent for the Lenders and the L/C Issuers (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”). W I T N E S S E T H: WHEREAS, the Borrower has requested, and the Lenders (as this and other capitalized terms used in these preliminary statements are defined in Section 1.1 below) have agreed, that (a) the Lenders make Initial Term Loans on the Closing Date to the Borrower in an aggregate amount equal to $100,000,000, (b) the Lenders commit to making Delayed-Draw Term Loans in an aggregate principal amount equal to $51,000,000 and (c) the Lenders provide the Revolving Credit Facility in an aggregate amount of $10,000,000, including the letter of credit subfacility, in each case on the terms and subject to the conditions set forth in this Agreement; WHEREAS, the Borrower will use the proceeds of the Initial Term Loans, the Delayed-Draw Term Loans and the Initial Revolving Borrowing, if any, to (i) consummate the Refinancing, (ii) finance the Leo Acquisition and (iii) pay the fees and expenses incurred in connection with the transactions contemplated hereby; and WHEREAS, on the Closing Date, White Mountains Catskill Holdings, Inc., a Delaware corporation (the “Buyer”), a wholly owned subsidiary of White Mountains Insurance Group, Ltd., a Bermuda exempted limited liability company, will purchase certain Stock and Stock Equivalents in Holdings from the Sellers (the “Acquisition”) pursuant to the terms of the Acquisition Agreement. NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows: ARTICLE 1 DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings: “Acceptable Intercreditor Agreement” means (i) any intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision), as applicable, the terms of which are consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) governing arrangements for the sharing and/or subordination of Liens and/or arrangements relating to the distribution of payments, as applicable, at the time the relevant intercreditor or subordination agreement or arrangement is proposed to be established in light of the type of Indebtedness subject thereto or (ii) any other intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision), as applicable, the terms of which are reasonably acceptable to the Borrower and the Administrative Agent. “Acquisition” has the meaning specified in the recitals. “Acquisition Agreement” means the Unit Purchase Agreement, dated as of March 31, 2018, by and among the Sellers, Holdings, the Buyer, Parent and ABRY Partners VIII, L.P., a Delaware limited partnership, solely in its capacity as the Seller Representative (as defined therein). [[3901999]]

such Indebtedness or commitments in respect thereof, and shall not include customary consent fees paid generally to consenting lenders. “Applicable Margin” means (a) with respect to the Initial Term Loans, First Amendment Incremental Term Loans, Second Amendment Incremental Term Loans, Delayed-Draw Term Loans, Revolving Loans and Swingline Loans, (i) from the Closing Date until the third Business Day following the date of the delivery of the financial statements pursuant to Section 6.1(b) for the Fiscal Quarter ending June 30, 2018, 4.50% per annum in the case of Eurodollar Rate Loans and 3.50% in the case of Base Rate Loans and (ii) thereafter, as set forth in the table below, from and after the third Business Day after the date on which the Administrative Agent shall have received the applicable financial statements pursuant to Section 6.1(b) or 6.1(c) and the Compliance Certificate pursuant to Section 6.1(d) calculating the Consolidated Total Leverage Ratio with respect to the period of four consecutive Fiscal Quarters ended on the last day of such Fiscal Quarter and (b) with respect to Loans of any other tranche, the rate per annum specified in the Incremental Amendment, the Extension/Modification Amendment or in any amendment with respect to Replacement Loans, as the case may be, establishing Loans of such tranche. Applicable Margin Consolidated Total for Eurodollar Rate Applicable Margin Pricing Level Leverage Ratio Loans for Base Rate Loans I > 4.50:1.00 4.75% 3.75% II ≤ 4.50:1.00 4.50% 3.50% but > 3.50:1.00 III ≤ 3.50:1.00 4.25% 3.25% At any time the Borrower has not submitted to the Administrative Agent the applicable financial statements as and when required under Section 6.1(b) and 6.1(c) and the Compliance Certificate as and when required under Section 6.1(d), the Applicable Margin shall be determined based on the rates set forth in Pricing Level I. Within one Business Day of receipt of the applicable information under Section 6.1(b), 6.1(c) and 6.1(d), the Administrative Agent shall give the Borrower and each Lender facsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date. In the event that any financial statement or Compliance Certificate delivered pursuant to Section 6.1(b), 6.1(c) or 6.1(d) is determined to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then, if such determination of inaccuracy occurs prior to the repayment in full of the Loans and termination of the Commitments, (x) the Borrower shall as promptly as reasonably practicable following such determination deliver to the Administrative Agent correct financial statements and the related Compliance Certificate required by Section 6.1(b), 6.1(c) and 6.1(d) for such Applicable Period, (y) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Total Leverage Ratio were determined based on the amounts set forth in such correct financial statements and certificate and (z) the Borrower shall promptly (and in any event within ten Business Days) following delivery of such corrected financial statements and certificate pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. “Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) 3 [[3901999]]

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service. “Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender, (d) any Approved Fund of any Lender and (e) to the extent permitted under Section 11.2, any Affiliated Lender; provided that in any event, “Eligible Assignee” shall not include (i) any natural person or (ii) any Disqualified Lender. “Eligible Equity Proceeds” means (i) the cash proceeds received by the Borrower or any of its Restricted Subsidiaries after the Closing Date from any sale or issuance of any Stock or Stock Equivalents (other than Disqualified Stock) by the Borrower, Holdings or any parent thereof or from any equity contributions in respect of Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower, Holdings or any parent thereof plus the fair market value (as reasonably determined by the Borrower) of other property received by the Borrower or any of its Restricted Subsidiaries as a capital contribution in respect of any Stock or Stock Equivalents (other than Disqualified Stock) or in return for any issuance of Stock or Stock Equivalents (other than Disqualified Stock), to the extent such cash proceeds, equity contributions or other property are actually received by, the Borrower or any of its Restricted Subsidiaries (or, if only a portion thereof is so contributed and received, to the extent of such portion) plus (ii) the aggregate principal amount of any Indebtedness (including any Disqualified Stock) of the Borrower or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Stock issued to the Borrower or any Restricted Subsidiary), which has been converted into or exchanged for Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower or any Restricted Subsidiary or for Stock or Stock Equivalents of Holdings or any parent thereof, together with the aggregate amount of any cash or Cash Equivalents and the fair market value (as reasonably determined by the Borrower) of any other assets received by the Borrower or such Restricted Subsidiary upon such exchange or conversion. “Embrace Acquisition” has the meaning specified in the Second Amendment. “Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health and safety from Hazardous Materials and/or protection of the environment and natural resources, including CERCLA, the SWDA, the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Toxic Substances Control Act (15 U.S.C. 15 [[3901999]]

(g) the All-In Yield (and the components thereof) applicable to such Indebtedness shall be determined by the Borrower and the holders of such Indebtedness; provided that, with respect to such Indebtedness which is pari passu with the Initial Term Loans in right of payment and with respect to security, if the All-In Yield applicable to such Indebtedness shall exceed the All-In Yield at such time on the Initial Term Loans by more than 0.50% (any such excess, the “Yield Differential”) the then Applicable Margin then in effect for the existing Initial Term Loans, First Amendment Incremental Term Loans, Second Amendment Incremental Term Loans and Delayed-Draw Term Loans, as applicable, shall automatically be increased by the Yield Differential, effective upon the issuance or incurrence, as applicable, of such Indebtedness; provided, further, that any increase in All-In Yield applicable to any Initial Term Loan, First Amendment Incremental Term Loan, Second Amendment Incremental Term Loan or Delayed-Draw Term Loan, as applicable, due to the application or imposition of an Base Rate or Eurodollar Rate “floor” on any such Indebtedness may, at the election of the Borrower, be effected through an increase in Base Rate or Eurodollar Rate “floor” applicable to such Initial Term Loans, First Amendment Incremental Term Loans, Second Amendment Incremental Term Loans or Delayed-Draw Term Loans; (h) except as otherwise permitted herein, the terms of such Indebtedness (excluding, to the extent applicable, pricing, interest rate margin, fees, discounts, rate floors and optional prepayment or redemption terms, all of which shall be determined by the Borrower), (x) are substantially identical to, or are not materially more restrictive on the Borrower and its Restricted Subsidiaries (as determined by the Borrower), when taken as a whole, than those applicable to the then-existing Term Loans (except for covenants or other provisions applicable only to periods after the Term Loan Maturity Date) or (y) otherwise reasonably acceptable to the Administrative Agent; and (i) at the time of the incurrence of such Indebtedness, except as provided in Section 1.3, no Event of Default shall exist. “Incremental Facility” means any Incremental Term Loan Facility and any Incremental Revolving Loan Facility. “Incremental Facility Closing Date” shall have the meaning specified in Section 2.19(f). “Incremental Loans” means the Incremental Revolving Loans and the Incremental Term Loans. “Incremental Revolving Credit Commitment” shall have the meaning specified in Section 2.19(a). “Incremental Revolving Loan” means any Revolving Loan made by a Revolving Credit Lender pursuant to its Incremental Revolving Credit Commitment. “Incremental Term Loan” means any Term Loan made by a Term Loan Lender pursuant to its Incremental Term Loan Commitment. “Incremental Term Loan Commitment” shall have the meaning specified in Section 2.19(a). “Incremental Term Loan Maturity Date” means the date that an Incremental Term Loan is originally scheduled to mature. “Incremental Revolving Loan Facility” means any Incremental Revolving Loans and the provisions herein related to such Incremental Revolving Loans. 26 [[3901999]]

fees and expenses incurred in connection with any strategic or new initiatives, and other business optimization expenses, not exceeding (with respect to such items reflected in Borrower’s Financial Statements after the Closing Date), when combined with any add-backs pursuant to clauses (iii), (vii) and adjustments pursuant to clause (2) below, 25% of LTM EBITDA in any four Fiscal Quarter period (calculated prior to giving effect to any such add-backs), (xiii) fees and expenses payable to Parent to the extent such payment is permitted under Section 8.9(h) or (i), (xiv) all customary and reasonable deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness, (xv) costs or expenses pursuant to any management equity plan, profits interest or stock option plan or any other Stock-based management or Stock-based employee benefit plan or any stock subscription, stockholders or partnership agreement, (xvi) any non-cash rent expense, and (xvii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing LTM EBITDA or Consolidated Net Income of such Person in any period to the extent non-cash gains relating to such income were deducted during the four Fiscal Quarter period immediately preceding the date of such cash receipt in the calculation of LTM EBITDA of such Person for any previous period and not added back; minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income and without duplication, (i) any credit for United States federal income taxes or other taxes measured by net income during such period, (ii) any gain from extraordinary items during such period, (iii) any aggregate net gain from the sale or other disposition of property (other than accounts receivable and inventory) out of the ordinary course of business by such person during such period, (iv) any other non-cash gain, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any stock or stock equivalent during such period, (v) any other cash payment during such period in respect of expenditures, charges and losses that have been added to LTM EBITDA of such Person pursuant to clause (b)(vi) above in any prior period, and (vi) income during such period in connection with “earn-outs” and other deferred payments in connection with Permitted Acquisitions, to the extent required to be included in the calculation of Consolidated Net Income in accordance with GAAP; all determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating LTM EBITDA of the Borrower for any period that includes any of the fiscal quarters ended December 31, 2017, March 31, 2018, June 30, 2018 and2018, September 30, 2018 and December 31, 2018, LTM EBITDA of Holdings for such fiscal quarters shall be deemed to be $8,041,240, $10,490,450, 33 [[3901999]]

$13,537,349 and $10,177,674,11,481,956, $14,372,450, $12,281,093 and $8,700,589, respectively (such amounts, the “Deemed LTM EBITDA Amounts”), in each case, as may be subject to add-backs and adjustments as set forth in the following paragraph. In addition, for purposes of calculating LTM EBITDA (except for the calculation of Excess Cash Flow): (1) acquisitions that have been made by the Borrower or any of its Restricted Subsidiaries, including through mergers or consolidations, the acquisition of assets constituting a business unit, line of business or division of another Person or a facility, or any Person or any of its Restricted Subsidiaries acquired by the Borrower or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four Fiscal Quarter reference period or subsequent to such reference period and on or prior to the calculation date will be calculated on a Pro Forma Basis as if they had occurred on the first day of the four Fiscal Quarter reference period (such pro forma calculations shall be determined in good faith by the chief financial officer (or other financial officer) of the Borrower and based on assumptions believed by the Borrower to be reasonable at the time made, it being understood that, in the case of any such acquisition comsummated on or prior to the Second Amendment Effective Date, the provisions of this clause (1) shall not apply with respect to the fiscal quarters ended March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018); (2) LTM EBITDA shall be increased by the amount of “run-rate” cost savings, operating expense reductions and synergies (including revenue synergies related to acquisitions consummated in the previous 12 months) projected by the Borrower in good faith to be realized as a result of specified actions that have been taken (or for which substantial steps have been taken) (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the four Fiscal Quarter reference period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions (such cost savings and synergies, “Specified Transaction Adjustments”); provided that (A) such Specified Transaction Adjustments are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Borrower, and (B) such cost savings, operating expense reductions and synergies are expected to be realized no later than twelve (12) months after the date on which such action has been taken; provided, further that projected cost savings, operating expense reductions and synergies to be included in LTM EBITDA in any four Fiscal Quarter period shall not exceed (with respect to such items reflected in Borrower’s Financial Statements after the Closing Date), when combined with any add-backs pursuant to clauses (iii), (vii) and (xii) above, 25% of LTM EBITDA (calculated prior to giving effect to any such projected cost savings, operating expense reductions and synergies); (3) the net income (or loss) attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the calculation date, will be excluded for the period of four Fiscal Quarters for which Financial Statements have been delivered ending on or most recently prior to the calculation date; (4) if any Indebtedness the incurrence of which is accounted for on a Pro Forma Basis bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the calculation date had been the applicable rate for the entire period (taking into account any hedging obligation applicable to such Indebtedness if such hedging obligation has a remaining term as at the calculation date in excess of 12 months); (5) any unrealized currency translation gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized 34 [[3901999]]

(b) the Proposed Acquisition Target is in the same line of business as Borrower and its Restricted Subsidiaries (or a business permitted by Section 8.8); (c) after giving effect to such Permitted Acquisition and any Indebtedness incurred, assumed or repaid in connection therewith and the use of the proceeds thereof, on a Pro Forma Basis, the Borrower’s Consolidated Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which Financial Statements have been delivered shall not exceed the greater of (x) 5.00:1.00 and (y) the then applicable maximum Consolidated Total Leverage Ratio covenant set forth under Section 5.1 as of the last day of the most recently ended Fiscal Quarter for which Financial Statements have been delivered; (d) [reserved]; (e) the Borrower and its Restricted Subsidiaries shall comply with all requirements of Section 7.10 with respect to any Restricted Subsidiary (and any assets of such Restricted Subsidiary) or assets acquired in such Proposed Acquisition, to the extent applicable, within the time periods specified therein; (f) in the case of any Proposed Acquisition for which the LTM EBITDA for the Proposed Acquisition Target is more than $3,000,000, the Required Lenders shall have received a quality of earnings report (to the extent such report has been prepared and is available to Borrower on or prior to the closing of such Proposed Acquisition); (g) after giving effect to such Proposed Acquisition on a Pro Forma Basis, no Default or Event of Default shall have occurred and be continuing; and (h) the aggregate amount of such purchases and acquisitions made in Persons that do not become Loan Parties or, in the case of a purchase or acquisition of assets (other than Stock), not owned by a Loan Party, shall not exceed, after giving Pro Forma Effect to such purchase or acquisition, the greater of (i) $25,000,000 and (ii) an amount equal to the Equivalent Percentage of the amount set forth in clause (i) multiplied by Trailing EBITDA as of the applicable date of determination at such time; provided that (x) in the event that the Borrower or any Restricted Subsidiary makes one or more Investments pursuant to Section 8.3(d) in any Person that is or becomes a non-wholly-owned Restricted Subsidiary, and as a result of any subsequent Investment in such Person, such Person becomes a Loan Party, then all Investments in such Person made in reliance on Section 8.3(d) shall be deemed automatically at such time to no longer have been made in reliance on Section 8.3(d) but instead in reliance on Section 8.3(e)(iv) and (y) the limitation described in this clause (h) shall not apply to any acquisition or Investment to the extent (i) the consideration therefor is financed with the proceeds of sales of the Qualified Capital Stock of, or capital contributions in respect of Qualified Capital Stock to, the Borrower or any Restricted Subsidiary, in each case, that are not otherwise applied and other than (A) any Specified Equity Contribution, Cumulative Available Amount or Available Excluded Contribution Amount or (B) proceeds received from the sale of Qualified Capital Stock to, or contributions from, the Borrower or any Restricted Subsidiary and and/or (ii) the Person so acquired (or the Person owning the assets so acquired) becomes a Guarantor even though such Person is not otherwise required to become a Guarantor. Notwithstanding the foregoing, each of the Leo Acquisition, the KBK Acquisition and the KBKEmbrace Acquisition shall be deemed to be a Permitted Acquisition. “Permitted Indebtedness” means any Indebtedness of any Group Member that is permitted by Section 8.1. 38 [[3901999]]

Borrower shall have notified the Administrative Agent of the Borrower’s determination not to make Permitted Reinvestments with such Net Cash Proceeds. “Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III) and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is the Administrative Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Administrative Agent pursuant to and in accordance with Section 10.4 or any comparable provision of any Loan Document. “Related Transactions” means, collectively, the consummation of the Acquisition, the consummation of the Equity Contribution, the consummation of the Leo Acquisition and the Transactions. “Release” means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment. “Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material. “Renewal Rights Agreement” means the Renewal Rights, Assignment and Amendment Agreement dated as of September 1, 2016 and amended as of March 31, 2018, among the Borrower, Care Providers Insurance Services, LLC, American Collectors Insurance, LLC, AIG, and National Union Fire Insurance Company of Pittsburgh, PA. “Replacement Loans” has the meaning specified in Section 11.1(d). “Repricing Transaction” means (a) any prepayment or repayment of the Initial Term Loans, the First Amendment Incremental Term Loans, the Second Amendment Incremental Term Loans or the Delayed-Draw Term Loans with the proceeds of, or any conversion of the Initial Term Loans, the First Amendment Incremental Term Loans, the Second Amendment Incremental Term Loans or the Delayed-Draw Term Loans into, any new or replacement tranche of term loans (including any Replacement Loans) bearing interest at All-In Yield less than All-In Yield applicable to the Initial Term Loans, the First Amendment Incremental Term Loans, the Second Amendment Incremental Term Loans or the Delayed-Draw Term Loans (determined consistent with generally accepted financial practice) and (b) any amendment to the Term Loan Facility that directly or indirectly reduces the All-In Yield applicable to the Initial Term Loans, the First Amendment Incremental Term Loans, the Second Amendment Incremental Term Loans or the Delayed-Draw Term Loans; provided that the primary purpose of such prepayment, repayment, conversion or amendment was to reduce the All-In Yield applicable to the Initial Term Loans, the First Amendment Incremental Term Loans, the Second Amendment Incremental Term Loans or the Delayed-Draw Term Loans; provided, further, that in no event shall any prepayments, repayments, conversions or amendments in connection with (i) a Qualifying IPO, (ii) a Change of Control or (iii) a material acquisition that is not a Permitted Acquisition constitute a Repricing Transaction. 42 [[3901999]]

“Revolving Credit Lender” means each Lender that has a Revolving Credit Commitment, holds a Revolving Loan or participates in any Swingline Loan or Letter of Credit. “Revolving Credit Obligations” means all Obligations arising (a) under or with respect to the Revolving Credit Facility and (b) under any Secured Hedging Agreement that is provided by the Administrative Agent or any Affiliate thereof or by a Revolving Credit Lender. “Revolving Credit Outstandings” means, at any time, the sum of, in each case to the extent outstanding at such time, (a) the aggregate principal amount of the Revolving Loans and Swingline Loans and (b) the L/C Obligations for all Letters of Credit. “Revolving Credit Termination Date” shall mean the earliest of (a) the Scheduled Revolving Credit Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.5 or 9.2 and (c) the date on which the Obligations become due and payable pursuant to Section 9.2. “Revolving Creditor” means each Revolving Credit Lender, the Swingline Lender, each L/C Issuer, and to the extent its claims arises in connection with the Revolving Credit Facility, each other Indemnitee and holder of a Revolving Credit Obligation of a Loan Party, including Secured Hedging Counterparties. “Revolving Loan” has the meaning specified in Section 2.1(a). “S&P” means Standard & Poor’s Rating Services. “Sale and Leaseback Transaction” means, with respect to any Person (the “obligor”), any Contractual Obligation or other arrangement with any other Person (the “counterparty”) consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be Sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease. “Scheduled Maturity Date” means the later of the Scheduled Revolving Credit Termination Date, the Term Loan Maturity Date and each Incremental Term Loan Maturity Date. “Scheduled Revolving Credit Termination Date” means May 11, 2023. “Screen Rate” has the meaning specified in the definition of “Eurodollar Base Rate”. “Second Amendment” means the Second Amendment dated as of April 1, 2019, to this Agreement, among Holdings, the Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto. “Second Amendment Effective Date” means April 1, 2019. “Second Amendment Incremental Term Loans” means the Incremental Term Loans provided pursuant to the Second Amendment. “Secured Hedging Agreement” means any Hedging Agreement that (a) has been entered into with a Secured Hedging Counterparty, (b) in the case of a Hedging Agreement not entered into with or provided or arranged by the Administrative Agent or an Affiliate of the Administrative Agent, is 45 [[3901999]]

“Swingline Request” has the meaning specified in Section 2.3(b). “Swingline Loan” has the meaning specified in Section 2.3(a). “Tax Affiliate” means, Holdings, the Borrower and its Subsidiaries. “Tax Returns” has the meaning specified in Section 4.8. “Taxes” has the meaning specified in Section 2.17(a). “Term Creditor” means each Term Loan Lender, each other holder of a Term Loan Obligation and, to the extent its claims arise in connection with the Term Loan Facility, each other Indemnitee. “Term Loan Commitment” means, with respect to each Term Loan Lender, its Initial Term Loan Commitment, Delayed-Draw Term Loan Commitment, Incremental Term Loan Commitment and Extended/Modified Term Commitment. “Term Loan Facility” means the Initial Term Loan Facility, the Delayed-Draw Term Loan Facility, the Incremental Term Loan Facility and the Extended/Modified Facility in respect of Extended/Modified Term Loans. “Term Loan Lender” means each Lender that has a Term Loan Commitment or that holds a Term Loan. “Term Loan Maturity Date” means May 11, 2024. “Termination Date” means the means the first date on which (A) the Commitments have expired or terminated, (B) all Loans, all L/C Reimbursement Obligations and all other Obligations (including Obligations arising under Secured Hedging Agreements) that the Administrative Agent has been notified in writing are then due and payable by the holder of such Obligation have been paid and satisfied in full and (C) cash collateral with respect to all contingent Obligations has been deposited (or, in the case of any L/C Obligation, a back-up letter of credit has been issued and delivered to the Administrative Agent, or in the case of contingent Obligations arising under Secured Hedging Agreements, any other arrangements satisfactory to the applicable Secured Hedging Counterparty shall have been made) in amounts and on terms and conditions and with parties satisfactory to the Administrative Agent (or, in the case of contingent Obligations arising under Secured Hedging Agreements, satisfactory to the applicable Secured Hedging Counterparty). “Term Loan Obligations” means all Obligations arising (a) under or in respect of the Initial Term Loan Facility, the Delayed-Draw Term Loan Facility, the Incremental Term Loan Facility and the Extended/Modified Facility in respect of Extended/Modified Term Loans, and (b) under any Secured Hedging Agreement that are not Revolving Credit Obligations. “Term Loans” means the Initial Term Loans, the Delayed-Draw Term Loans, the Incremental Term Loans (including the First Amendment Incremental Term Loans and the Second Amendment Incremental Term Loans) and the Extended/Modified Term Loans. “Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise. 48 [[3901999]]

outstanding principal amount of the Revolving Loans and Swingline Loans been equal to the Revolving Credit Commitments then in effect, in each case in the amount of such prepayment. Section 2.6 Repayment of Loans. (a) The Borrower promises to repay the entire unpaid principal amount of the Revolving Loans and the Swingline Loans on the Scheduled Revolving Credit Termination Date. (b) The Borrower promises to repay the Initial Term Loans on the Term Loan Maturity Date and, after giving effect to any prepayments applied thereto under Section 2.7 or 2.12, shall also repay the principal amount of the Initial Term Loans in consecutive quarterly installments on the last day of March, June, September and December of each year commencing on September 30, 2018, each of such quarterly installments to be in an amount equal to 0.25% of the original principal amount of the Initial Term Loans outstanding on the Closing Date; provided, however, that the final installment shall be due and payable on the Term Loan Maturity Date, if not sooner paid in full, and shall be in an amount equal to the entire remaining unpaid principal balance of the Initial Term Loans. (c) The Borrower promises to repay the Delayed-Draw Term Loans on the Term Loan Maturity Date and, after giving effect to any prepayments applied thereto under Section 2.7 or 2.12, shall also repay the principal amount of each Delayed-Draw Term Loan in consecutive quarterly installments on the last day of March, June, September and December of each year commencing on the first scheduled installment date occurring at least one full fiscal quarter after the funding of such Delayed-Draw Term Loan, each of such quarterly installments to be equal to 0.25% of the original principal amount of such Delayed-Draw Term Loan; provided, however, that the final installment shall be due and payable on the Term Loan Maturity Date, if not sooner paid in full, and shall be in an amount equal to the entire remaining unpaid principal balance of all Delayed-Draw Term Loans; provided, further, that if any Delayed-Draw Term Loans are borrowed after any repayment is made on the Initial Term Loans pursuant to Section 2.6(a), the payment due with respect to the Initial Term Loans or the Delayed-Draw Term Loans, as applicable, shall be adjusted in an amount equal to the amount required so that the Delayed-Draw Term Loans and the Initial Term Loans shall be fungible. (d) The Borrower promises to repay the First Amendment Incremental Term Loans on the Term Loan Maturity Date and, after giving effect to any prepayments applied thereto under Section 2.7 or 2.12, shall also repay the principal amount of the First Amendment Incremental Term Loans in consecutive quarterly installments on the last day of March, June, September and December of each year, commencing on March 31, 2019, each of such quarterly installments to be in an amount equal to 0.25% of the original principal amount of the First Amendment Incremental Term Loans outstanding on the First Amendment Effective Date; provided, however, that the final installment shall be due and payable on the Term Loan Maturity Date, if not sooner paid in full, and shall be in an amount equal to the entire remaining unpaid principal balance of the First Amendment Incremental Term Loans. (e) The Borrower promises to repay the Second Amendment Incremental Term Loans on the Term Loan Maturity Date and, after giving effect to any prepayments applied thereto under Section 2.7 or 2.12, shall also repay the principal amount of the Second Amendment Incremental Term Loans in consecutive quarterly installments on the last day of March, June, September and December of each year, commencing on September 30, 2019, each of such quarterly installments to be in an amount equal to 0.25% of the original principal amount of the Second Amendment Incremental Term Loans outstanding on the Second Amendment Effective Date; provided, however, that the final installment shall be due and payable on the Term Loan Maturity Date, if not sooner paid in full, and shall be in an amount equal to the entire remaining unpaid principal balance of the Second Amendment Incremental Term Loans. 60 [[3901999]]

Section 2.7 Optional Prepayments. The Borrower may prepay the outstanding principal amount of any Loan in whole or in part at any time without premium or penalty, in each case together with (except in the case of partial prepayments of the Revolving Loan without a permanent reduction of the Revolving Credit Commitment) (a) any accrued interest that may be owing pursuant to Section 2.9, (b) any breakage costs that may be owing pursuant to Section 2.16(a) after giving effect to such prepayment and (c) with respect to the Initial Term Loans, First Amendment Incremental Term Loans, Second Amendment Incremental Term Loans or Delayed-Draw Term Loans only, the premium set forth in Section 2.11(e); provided, however, that each partial prepayment that is not of the entire outstanding amount under any Facility shall be in an aggregate amount that is an integral multiple of $100,000. Section 2.8 Mandatory Prepayments. (a) Excess Cash Flow. The Borrower shall pay or cause to be paid to the Administrative Agent, within 5 Business Days after the last date Financial Statements can be delivered pursuant to Section 6.1(c) for any Fiscal Year (the “ECF Payment Date”), beginning with the Fiscal Year ending December 31, 2019, an amount equal to 50% of Excess Cash Flow for such Fiscal Year; provided, however, that in the event that the Consolidated Total Leverage Ratio of the Group Members in effect as of the last day of such Fiscal Year is equal to or less than 3.50:1.00, but greater than 3.00:1.00, such percentage shall be reduced to 25%; provided, further, that in the event that the Consolidated Total Leverage Ratio of the Group Members in effect as of the last day of such Fiscal Year is equal to or less than 3.00:1.00, such percentage shall be reduced to 0%; provided, further, that (x) voluntary prepayments of the Term Loans, Replacement Loans or Incremental Equivalent Debt that is secured on a pari passu basis with the Initial Term Loans made during such Fiscal Year or prior to the ECF Payment Date (calculated on a Dollar Equivalent basis and without duplication of any amounts deducted in the calculation of Excess Cash Flow in any prior Fiscal Year), (y) voluntary prepayments of the Revolving Loans made during such Fiscal Year or prior to the ECF Payment Date (without duplication of any amounts deducted in the calculation of Excess Cash Flow in any prior Fiscal Year) to the extent accompanied by an equal permanent reduction in the Revolving Credit Commitments and (z) the amount of any reduction in the outstanding amount of any Term Loans resulting from any assignment made in accordance with Section 11.2(h) prior to the date such payment is due and, in each case under this clause (z), based upon the actual amount of cash paid by the Borrower and any of its Restricted Subsidiaries in connection with the relevant assignment, in each case, excluding any such optional prepayments made during such Fiscal Year that reduced the amount required to be prepaid pursuant to this Section 2.8(a) in the prior Fiscal Year, in each case shall reduce on a dollar-for-dollar basis the amount otherwise required to be prepaid; provided, further, that if at the time that any such prepayment would be required, the Borrower or any Restricted Subsidiary is required to prepay or offer to repurchase any Indebtedness that is secured on a pari passu basis with the Initial Term Loans pursuant to the terms of the documentation governing such Indebtedness (such Indebtedness required to be so prepaid or offered to be so repurchased, “Other Applicable Indebtedness”) with any portion of the amount otherwise required to be prepaid, then the Borrower may apply such portion of the amount otherwise required to be prepaid on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the relevant Other Applicable Indebtedness at such time; provided, that the portion of such amount otherwise required to be prepaid allocated to the Other Applicable Indebtedness shall not exceed the amount of such amount otherwise required to be prepaid required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such amount otherwise required to be prepaid shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the prepayment or repurchase of the relevant Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.8(a) shall be reduced accordingly; provided, further, that to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof. 61 [[3901999]]

with a Sale, which refinancing or Sale shall not be consummated or shall otherwise be delayed) and all amounts subject to such notice shall be due and payable on the Prepayment Date (except as otherwise provided in the last sentence of this Section 2.8(h)). Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately give notice to each Lender of the prepayment, the Prepayment Date and of such Lender’s Pro Rata Share of the prepayment. Each Lender may elect (in its sole discretion) to decline all (but not less than all) of its Pro Rata Share of any mandatory prepayment (other than a mandatory prepayment pursuant to Section 2.8(d)) by giving notice of such election in writing to the Administrative Agent by 11:00 a.m. (New York time), on the date that is one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If a Lender fails to deliver a notice of election declining receipt of its Pro Rata Share of such mandatory prepayment to the Administrative Agent within the time frame specified above, any such failure will be deemed to constitute an acceptance of such Lender’s Pro Rata Share of the total amount of such mandatory prepayment of Term Loans. Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately notify the Borrower of such election. Any amount so declined by any Lender shall be retained by the Borrower and its Restricted Subsidiaries or applied by the Borrower or any of the Restricted Subsidiaries in any manner permitted under the terms of this Agreement. (i) Except as otherwise contemplated by this Agreement or provided in, or intended with respect to, any amendment with respect to Replacement Loans, any Incremental Amendment or any Extension/Modification Amendment (provided, that such Replacement Loans, Incremental Amendment or Extension/Modification Amendment may not provide that the applicable tranche of Term Loans receive a greater than pro rata portion of mandatory prepayments of Term Loans pursuant to Section 2.8 than would otherwise be permitted by this Agreement), each prepayment of Term Loans pursuant to this Section 2.8 shall be applied ratably to the Initial Term Loans, Delayed-Draw Term Loans, First Amendment Incremental Term Loans and Second Amendment Incremental Term Loans then outstanding and each tranche of Term Loans then outstanding that is pari passu in right of payment and with respect to security with the Obligations that are secured on a first lien basis. Section 2.9 Interest. (a) Rate. All Loans and the outstanding amount of all other Obligations (other than pursuant to Secured Hedging Agreements) shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows: (i) in the case of Base Rate Loans, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin, each as in effect from time to time, (ii) in the case of Eurodollar Rate Loans, at a rate per annum equal to the sum of the Eurodollar Rate and the Applicable Margin, each as in effect for the applicable Interest Period, and (iii) in the case of other Obligations, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin for Revolving Loans that are Base Rate Loans, each as in effect from time to time. (b) Payments. Interest accrued shall be payable in arrears (i) if accrued on the principal amount of any Loan, (A) at maturity (whether by acceleration or otherwise), (B) if such Loan is a Term Loan, upon the payment or prepayment of the principal amount on which such interest has accrued and (C)(1) if such Loan is a Base Rate Loan (including a Swingline Loan), on the last day of each calendar quarter commencing on the first such day following the making of such Loan and (2) if such Loan is a Eurodollar Rate Loan, on the last day of each Interest Period applicable to such Loan and, if applicable, on each date during such Interest Period occurring every 3 months from the first day of such Interest Period, and (ii) if accrued on any other Obligation, on demand from and after the time such Obligation is due and payable (whether by acceleration or otherwise). 64 [[3901999]]

(e) Prepayment Premium. In the event that, prior to the date that is 12 months after the Closing Date, the Borrower (i) prepays, repays, refinances, substitutes or replaces any Initial Term Loans, First Amendment Incremental Term Loans, Second Amendment Incremental Term Loans or Delayed-Draw Term Loans in connection with a Repricing Transaction or (ii) in connection with any Repricing Transaction referred to in clause (b) of the definition of such term, the Borrower causes any Lender to assign its Term Loans pursuant to Section 2.18, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Loan Lenders, (A) in the case of clause (i), a premium of 1.00% of the aggregate principal amount of such Term Loans so prepaid, repaid, refinanced, substituted or replaced and (B) in the case of clause (ii), a fee equal to 1.00% of the aggregate principal amount of such Term Loans that are the subject of such Repricing Transaction and that are required to be assigned by any Term Loan Lender pursuant to Section 2.18(a)(v) as a result of, or in connection with, such Term Loan Lender not agreeing or otherwise consenting to any amendment referred to in clause (b) of the definition of Repricing Transaction. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction. Section 2.12 Application of Payments. (a) Application of Voluntary Prepayments. Unless otherwise provided in this Section 2.12 or elsewhere in any Loan Document, all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower pursuant to Section 2.7 shall be applied to repay the Obligations the Borrower designates; provided that all prepayments pursuant to this Section 2.12(a) that are to be applied to the Term Loans shall be applied pro rata between the Initial Term Loans, the First Amendment Incremental Term Loans, the Second Amendment Incremental Term Loans and the Delayed-Draw Term Loans (if any) based on the then outstanding principal balances thereof. (b) Application of Mandatory Prepayments. Subject to the provisions of clause (c) below with respect to the application of payments after the exercise of remedies provided for in Section 9.2, any payment made by the Borrower to an Agent pursuant to Section 2.8 or any other prepayment of the Obligations required to be applied in accordance with this clause (b) shall be applied: (i) in the case of Sections 2.8(a), 2.8(b) and 2.8(c), first, to repay the next eight remaining installments of the Term Loans in forward order of maturity and thereafter to repay ratably the remaining installments of the Term Loans until paid in full, second, to repay the outstanding principal balance of the Revolving Loans and Swingline Loans without a corresponding permanent reduction in the Revolving Credit Commitments until paid in full, and third, to provide cash collateral for the L/C Obligations to the extent and in the manner provided in Section 9.3, and then, any excess shall be retained by the Borrower; and (ii) in the case of Section 2.8(d), first, to the repay the outstanding principal balance of the Swingline Loans until paid in full, second, to repay the outstanding principal balance of the Revolving Loans without a corresponding permanent reduction in the Revolving Credit Commitments until paid in full and third, to provide cash collateral for the L/C Obligations to the extent and in the manner provided in Section 9.3. All prepayments pursuant to this Section 2.12(b) that are to be applied to the Term Loans shall be applied pro rata between the Initial Term Loans, the First Amendment Incremental Term Loans, the Second Amendment Incremental Term Loans and the Delayed-Draw Term Loans. (c) Application of Payments. After the exercise of remedies provided for in Section 9.2 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.2), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order: 67 [[3901999]]